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                                                                  EXHIBIT 10.14


                 EXECUTIVE CONSULTING AND EMPLOYMENT AGREEMENT
                 ---------------------------------------------


     THIS EXECUTIVE CONSULTING AND EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 10 , 1998, between Modern Film Effects, Inc., a California corporation, Digital Research Corporation, a California Corporation, or any successor company (hereinafter collectively referred to as the "Company") and David R. Miller, an individual ("Executive"), with reference to the following.


                                   RECITALS
                                   --------

     A. The Company is in the business of post-production film opticals and titles, as well as special digital and visual effects development and title design for the television and motion picture industries, and such other related businesses as the Company may from time to time engage in.

     B. Executive is a former co-owner and Chief Executive Officer for the Company and is experienced in financial, operational, sales and promotional matters involving the Company.

     C. Pursuant to that certain Acquisition Agreement of even date herewith (the "Purchase Agreement") between Executive and American International Industries, Inc. ("AIII").

     D. The Company desires to retain and employ Executive as its Chief Executive Officer and Director of the Company's sales and marketing efforts and such other areas as Company may from time to time seek Executive's assistance with, and Executive desires to accept such retention and employment, subject to the terms and conditions set forth in this Agreement.


                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows:

     1.  Employment.  The Company hereby retains and employs Executive and
         ----------
Executive hereby accepts such retention and employment, for the term and subject to the provisions set forth below.

     2.  Term.  Unless sooner terminated as set forth below, Executive shall be
         ----
retained during the first year and paid as a consultant for Company. Thereafter, this Agreement shall remain in force

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for a period of five (5) years whereby Executive is an employee of the Company and at the end of the five (5) year term, Executive and the Company will each have an option to renew the employment for an additional five (5) years. The actual period of time that Executive remains in the employ of the Company pursuant to this Agreement is referred to herein as the "Employment Period."

     3.  Duties.
         ------

         (a) Executive shall devote such time as Executive deems necessary for the performance of the Executive's duties hereunder. Executive shall use his best efforts to promote, market and sell the Company's business and affairs for the maximum benefit of the Company and shall act in the capacity as the Company's Chief Executive Officer and Director of its sales and marketing efforts. Executive shall work with the President, Chief Operating Officer and/or the Board of Directors of the Company and shall report to the Chairman of the Board when requested to do so. Executive shall have the following specific duties, which he shall at all times faithfully, industriously and to the best of his ability perform: supervise the sales and marketing activities of the Company, including, without limitation, advertising, promotions, sales and marketing for the Company; promote the sale and distribution of the Company's services, visit existing and potential customers of the Company to promote the Company's services; and handle the Company's public relations issues, together with performing the duties as Chief Executive Officer.

         (b) Executive shall be named as a Director of the Company and as long as this Agreement shall remain in full force and effect, Executive shall have a seat on the Board of Directors of the Company.

     4.  Compensation.  Executive shall be entitled to the following forms of
         ------------
compensation for the performance of his duties.

         (a)  Annual Salary.  The Company shall pay or cause to be paid to
              -------------
Executive a base salary during the first year in the monthly amount of Six Thousand Dollars ($6,000.00), with no deductions for Federal and State taxes, and the like. Thereafter, Executive shall be paid as an employee of the Company.

         (b) Vacation. Executive shall be entitled to a minimum of two weeks
             --------
paid vacation for years one and two (1 and 2), three (3) weeks vacation for years three and four (3 and 4), and four (4) weeks vacation for the fifth (5th) year of employment. The time for such vacations shall be mutually agreed upon between Company and Executive. Further, vacation pay can and will be accrued from year to year and any amount accrued in excess of five (5) weeks shall be paid to Executive as additional salary.

         (c)  Medical Insurance. The Company shall provide Executive and his
              -----------------
spouse insurance at the Company's sole cost and expense. Insurance shall include health, dental and optical

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insurance in accordance with the general Company practices, as well as long-term disability insurance at a level in accordance with an executive in a similar entertainment company.

         (d)  Expenses. Executive shall be entitled to use his own credit charge
              --------
 cards during the period of his retention and employment for travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, and in compliance with policies and procedures published from time to time by AIII, in an amount not to exceed Five Thousand Dollars ($5,000.00) per month in Company related business expenses, including cash advances, all of which shall be paid directly by the Company, pursuant to the terms and conditions of each respective credit card disclosure agreement.

         (e)  Automobile. Executive shall have the use of the existing gas
              ----------
credit cards of the Company to use on business related automobile and gasoline expenses for one automobile. Further, Executive shall be entitled to be reimbursed for an automobile lease, with a lease payment not to exceed One Thousand Two Hundred Dollars ($1,200.00) per month, plus insurance and maintenance costs.

     6.  Termination. The Employment Period shall be immediately and
         -----------
automatically terminated upon Executive's death. The Employment Period shall also terminate under the following conditions.

         (a)  Termination for Cause. Notwithstanding anything in this Agreement
              ---------------------
to the contrary, the Company may terminate Executive's employment hereunder at any time if Executive:

              (i) Is convicted of, or pleads guilty or nolo contendere to (i) any felony, or (ii) misdemeanor involving moral turpitude;

              (ii) Is adjudicated to be incompetent or, in the reasonable opinion of a licensed physician or psychiatrist retained by the Company, is unable by reason of mental or physical illness or incapacity;

              (iii) In the reasonable opinion of a licensed physician or psychiatrist retained by the Company, is substantially unable by reason of drug (including alcohol) abuse or addiction, to reasonably and effectively carry out Executive's duties hereunder for any period of time in excess of Executive's accrued vacation time or sick leave, if any;

              (iv) Fails or refuses to perform Executive's reasonable and customary duties hereunder for a period of thirty (30) days after written notice describing the duty or duties which Executive has failed or refused to perform is given to Executive by the Company;

              (v) Is in violation of any provisions of this Agreement; provided, however, that if such violation can be cured in a manner that will restore the Company to the position it would have

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enjoyed in the absence of the violation, Executive shall have a period of ten
(10) days after written notice describing the violation is given to Executive by the Company to completely cure such violation and, if completely cured, this Agreement shall not be subject to termination of such violation.

                    Should Executive be terminated for cause, his severance shall be equivalent to four (4) months salary and full benefits for a period of two (2) years.

         (b)  By Permanent Disability. The Employment Period shall terminate
              -----------------------
upon "Permanent Disability" of Executive. "Permanent Disability" shall mean, with respect to Executive, (i) the suffering of any mental or physical illness, disability or incapacity to the extent that Executive shall be unable to perform his duties or (ii) the absence of Executive from his employment by reason of any mental or physical illness, disability or incapacity for a period of four (4) months during any six (6) month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board of Directors. The termination date in the event of a clause (i) of the immediately preceding sentence, shall be the date of determination by the physician, and in the case of clause (ii) of the immediately preceding sentence, the last day of such three
(3) month period. In the case of Permanent Disability, the Company shall promptly pay to Executive (or his representative) the sum of (A) the unpaid Annual Base Salary to which he is entitled pursuant to Section 4(a) through the termination date and (B) any earned but unpaid commissions or profit participation due to Executive pursuant to Section 5, and all benefits under Executive's Disability Insurance Plan, if any.

         (c)  Termination Without Cause. Notwithstanding anything in the
              -------------------------
Agreement to the contrary, should the Executive be terminated from employment without cause, Executive shall be entitled to a salary and full benefits package, including automobile expenses, for one (1) year, or the balance of this employment contract, whichever is greater.

     7.  Affirmative Covenants. Executive makes the following promises and
         ---------------------
covenants to the Company.

         (a)  Non-Competition. Executive agrees that at all times during the
              ---------------
Term:

              (i) For a period of five (5) years from and after the termination of Executive's employment with the Company, D-Rez or AIII, whichever is later, Executive shall not, directly or indirectly, as a partner, joint venturer, employer, employee, contractor, consultant, shareholder, director, officer, trustee, principal or agent engage in, control, advise with respect to, manage, act as a consultant to, receive any economic benefit from or exert any influence upon the development, marketing, manufacture, sale, distribution, offering or promoting for sale in the California counties listed in Exhibit "A", any state
                                                        -----------
of the United States, North America, the European Union, Asia or Africa of titles, post-production services or high definition conversion or work for any company that provides such services (the "Competitive Services"); provided, however that Executive may, without

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violating this covenant, own a passive investment not in excess of fifteen percent (15%) of the securities of a corporation which engages in such competition if such securities are traded on a national securities exchange or traded publicly in the over-the-counter market.

              (ii) Executive acknowledges that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Buyer and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced.

              (iii) Executive shall not directly or indirectly: (A) employ, intend to employ or otherwise solicit for employment any of the Company's executive officers, department managers at the Company for any business or venture that is competitive with the Company, including and without limitation, any business or enterprises which Executive may be a consultant or recruiter; or
(B) contact, communicate with, inquire or otherwise solicit any executive officers, director, shareholder, department managers at the Company of the Company to invest in or to purchase, or to offer or subscribe to purchase, any security or general or equity interest in any venture that is competitive with or similar to the business of the Company. As used in this Section the terms "employ" and "employment" are used in the broadcast sense to encompass all associations, including and without limitation, that of employee, agent, independent contractor, owner, officer, director, shareholder, partner, associate, representative and consultant.

              (iv) If the scope of any restrictions contained in paragraph (i) and (ii) of this Section is too broad to permit enforcement of such restrictions of their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions.

              (v) The ideas, developments, writings and designs developed in whole or in part by the Executive during the Executive's employment with the Company, D-Rez and AIII which relate to the business of the Company, D-Rez or AIII (the "Work Product") are, and shall remain, the exclusive property of the Company, D-Rez or AIII. To the extent that any of the Work Product is capable of protection by copyright, the Executive acknowledges that it is created within the scope of the Executive's employment with the Company, D-Rez or AIII and is a "work-made-for-hire."

         (b)  Remedies for Breach of Affirmative Covenants of Executive.
              ---------------------------------------------------------

              (i) Subject to the limitations provided by applicable law, the covenants set forth in this Section 7 shall continue to be binding upon Executive in accordance with their terms, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Executive. The existence of

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any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants in accordance with their terms.

              (ii) The parties hereby agree that any breach or threatened breach of Section 7 of this Agreement will cause substantial and irreparable damage to the other in an amount and of a character difficult to ascertain. Accordingly, for their mutual benefit and to prevent any such breach or threatened breach, and in addition to any other relief to which a party may otherwise be entitled, the non-breaching party shall be entitled to immediate temporary, preliminary and permanent injunctive relief through appropriate legal proceedings, without proof that actual damages have been incurred or may be incurred by such a party with respect to such breach or threatened breach. The parties expressly agree that the party seeking this relief shall not be required to post any bond or other security as a condition to obtaining any injunctive relief pursuant to this Section and each of the parties expressly waive any rights to the contrary. The parties intend for the covenants of this Agreement to be enforceable to the maximum extent permitted by law, and if any reviewing court deems any of such covenants to be unenforceable or invalid, Sellers and Buyer authorize any such court to reform (A) the unenforceable or invalid provisions and to impose such restrictions as reformed, and (B) the remaining provisions as it deems reasonable.

         (c)  Further Duties.  Executive shall perform such other duties and
              --------------
work for, consult to, or assist such other entities as may be requested from time to time by the Company.

     8.  Representations and Warranties of Executive.  Executive represents and
         -------------------------------------------
warrants to the Company that (i) Executive is under no contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of Executive's duties hereunder or any of the rights of the Company hereunder, (ii) Executive is under no physical or mental disability that would impair the performance of Executive's duties under this Agreement; and (iii) Executive has reviewed this Agreement with Executive's legal counsel.

     9.  Notices.  All notices, requests, demands or other communication
         -------
(collectively, "Notice") given to any party pursuant to this Agreement shall not be effective unless given in writing and addressed to the parties at their respective addresses as set forth below.

     If to Executive:                  With a Copy to:

     David R. Miller                   Bruce P. Needleman, Esq.
     6860 Lexington Avenue                    Needleman & Schulman
     Hollywood, CA  90038              Warner Center - Plaza VI
                                              21700 Oxnard Street
                                              Suite 1290
                                              Woodland Hills, CA  91367-3669


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                                                  Telephone:  (818) 715-7007
                                                  Telecopier:  (818) 715-7090


     If to the Company:                           With a Copy to:

     American International Industries, Inc.
     601 Hanson Road
     Kemah, Texas  77565-2701


         Notice shall be deemed duly given when delivered personally or by telegram, telex or courier, or, if mailed, forty-eight (48) hours after deposit in the United States mail, certified mail, postage pre-paid. The addresses of the parties for the purpose of providing Notice pursuant to this paragraph may be changed from time to time by Notice to the other party duly given in the foregoing manner.

     10. Governing Law; Disputes.  This Agreement will be interpreted in
         -----------------------
accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement except an action pursuant to Section 7 hereof will be resolved by binding arbitration to be held in Los Angeles County, California. Any party may demand arbitration through written notice sent by certified mail to the other (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator from JAMS/Endispute ("JAMS"). If the arbitrator so selected is unavailable, the parties will confer to select another arbitrator. If the parties cannot mutually agree to the selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

         If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the Los Angeles County Superior Court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator so selected will schedule the arbitration hearing within sixty
(60) days after he or she is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just and appropriate, provided that such remedy or relief is within the scope of this Agreement.

         All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator will award the prevailing party reasonable attorneys' fees, including all arbitration costs. If the arbitration award is made, the

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prevailing party may convert the award into a judgment and execute upon that judgment.

     11.  Attorneys' Fees. If any arbitration, litigation, action, suit or other
          ---------------
proceedings is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitioner therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

     12.  Amendments/Waivers.  This Agreement may be amended, supplemented,
          ------------------
modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns; provided, however, that this Agreement may only be amended or modified upon the express written consent of AIII, which may be withheld by AIII in its sole and absolute discretion. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any action for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

     13.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All faxed signatures shall be deemed originals.

     14.  Severability.  Each provision of this Agreement is intended to be
          ------------
severable and if any term of provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement and, wherever possible, intent shall be given to the invalid or unenforceable provision.

     15.  Entire Agreement.  This Agreement contains the entire and complete
          ----------------
understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

     16.  Remedies.  All rights, remedies, undertakings, obligations, options,
          --------
covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

     17.  Assignment.  Neither this Agreement, nor any interest herein, shall be
          ----------
assignable

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(voluntarily, involuntarily, by judicial process or otherwise) Executive to any person or entity without the prior written consent of the Company. Any attempt to assign this Agreement without such consent shall be void and, at that option of the Company, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

     18.  Successors. Subject to the foregoing paragraph, this Agreement shall
          ----------
be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

     19.  Interpretation. The language in all parties of this Agreement shall be
          --------------
in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

     20.  Benefit of Agreement.  This Agreement is for the sole and exclusive
          --------------------
benefit of the signators hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy, except AIII, which is an intended third party beneficiary of this Agreement.

     21.  Limitation on Actions.  Any claim, dispute, controversy or action for
          ---------------------
breach relative to this Agreement must be brought and legal process or arbitration, as the case may be, initiated within one (1) year after the cause of action for such claim first accrued or the breach first occurred, whichever is sooner.

     22.  Miscellaneous.  The recitals and all exhibits, attachments or other
          -------------
documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month," or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be. All cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

"EXECUTIVE"


______________________________
DAVID R. MILLER, an individual

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"THE COMPANY"

MODERN FILM EFFECTS, INC.,
a California corporation


/s/ Jordan S. Friedberg
----------------------------------
By: Jordan S. Friedberg
Its: President



Approved by AMERICAN INTERNATIONAL
INDUSTRIES, INC.


/s/ Daniel Dror
----------------------------------
DANIEL DROR, Chairman of the Board

Dated: September 10, 1998

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